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                                                                    EXHIBIT 21

                           IRON MOUNTAIN INCORPORATED

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                                  SUBSIDIARIES

                                                                                                           JURISDICTION OF
SUBSIDIARY                                                                                                 ORGANIZATION

Iron Mountain Records Management, Inc.                                                                      Delaware
 .    Iron Mountain Records Management of Michigan, Inc.                                                     Delaware
 .    Iron Mountain/National Underground Storage, Inc.                                                       Delaware
 .    Iron Mountain Consulting Services, LLC                                                                 Delaware
 .    Iron Mountain of Maryland LLC                                                                          Delaware
 .    IM Billerica, Inc.                                                                                     Massachusetts
 .    Arcus Data Security, Inc.                                                                              Delaware
 .    .   Arcus Data Security LLC                                                                            Delaware
 .    .   Iron Mountain Global, Inc.                                                                         Delaware
 .    .   .    Iron Mountain Global LLC                                                                      Delaware
 .    .   .    .   Iron Mountain Mexico, S.A. de R.L. de C.V.(1)                                             Mexico
 .    .   .    .   .   Sistemas de Archivo Corporativo, S.A. de R.L. de C.V. ("SAC")(2)                      Mexico
 .    .   .    .   .   .    Sistemas de Archivo, S.A. de R.L. de C.V.                                        Mexico
 .    .   .    .   .   .    Sistemas de Archivo de Mexico, S.A. de R.L. de C.V.                              Mexico
 .    .   .    .   Iron Mountain (Netherlands) B.V.                                                          Netherlands
 .    .   .    .   .   Iron Mountain (UK) Ltd.                                                               United Kingdom
 .    .   .    .   .   .    Iron Mountain Europe Limited ("IME")(3)                                          United Kingdom
 .    .   .    .   .   .    .   Document and Information Management Services, Ltd.                           United Kingdom
 .    .   .    .   .   .    .   .    Iron Mountain Holdings (France), SNC(4)                                 France
 .    .   .    .   .   .    .   .    .   Iron Mountain (France), S.A.                                        France
 .    .   .    .   .   .    .   .    .   .   MAP, S.A.                                                       France
 .    .   .    .   .   .    .   .    .   .   .    BDM S.A.                                                   France
 .    .   .    .   .   .    .   .    .   .   .    .   FIME S.A.                                              France
 .    .   .    .   .   .    .   .    .   .   .    .   .    Memogarde, S.A.                                   France
 .    .   .    .   .   .    .   .    .   .   .    .   .    France Telesauveguard, S.A.                       France
 .    .   .    .   .   .    .   .    .   .   .    .   .    Societe Civile Immobiliere du Chemin Cornillon    France
 .    .   .    .   .   .    .   The Document Storage Company Limited                                         United Kingdom
 .    .   .    .   .   .    .   British Data Management, Ltd.                                                United Kingdom
 .    .   .    .   .   .    .   .    Miller Data Management Limited                                          United Kingdom
 .    .   .    .   .   .    .   .    Kestrel Data Services Limited                                           United Kingdom
 .    .   .    .   .   .    .   .    .   Kestrel Data UK Limited                                             United Kingdom
 .    .   .    .   .   .    .   .    .   .   Kestrel Reprographics Limited                                   United Kingdom
 .    .   .    .   .   .    .   .    .   .   Kestrel Data Storage & Management Limited                       United Kingdom
 .    .   .    .   .   .    .   Arcus Data Security Limited                                                  United Kingdom
 .    .   .    .   .   .    .   Secur' Archiv Aktenmanagement GmbH                                           Germany
 .    .   .    .   .   .    .   Stortex (Holdings) Limited                                                   Scotland
 .    .   .    .   .   .    .   .    Stortex Limited                                                         United Kingdom
 .    .   .    .   .   .    .   .    JAD 93 Limited                                                          United Kingdom
 .    .   .    .   .   .    .   Iron Mountain (Holdings) Europe Limited                                      United Kingdom
 .    .   .    .   .   .    .   .    Iron Mountain Espana, S.A.                                              Spain
 .    .   .    .   .   .    .   .    .   Innovator Projects, S.A.                                            Spain
 .    .   .    .   .   .    .   .    .   .   Datavault, S.A.(5)                                              Spain
 .    .   .    .   .   .    .   .    .   .   .    Datavault Iberica, S.A.                                    Spain
 .    .   .    .   .   .    .   .    .   .   .    Datavault Madrid, S.A.                                     Spain
 .    .   .    .   .   .    .   .    .   .   .    Datavault Cantabrico, S.A.                                 Spain
 .    .   .    .   .   .    .   .    .   .   .    Datavault Aragon, S.A.                                     Spain
 .    .   .    .   .   .    .   .    .   .   .    Datavault Andalucia, S.A.                                  Spain
Iron Mountain Records Management (Puerto Rico), Inc.                                                        Puerto Rico
DSI Technology Escrow Services, Inc.                                                                        Delaware
Arcus Staffing Resources, Inc.                                                                              Delaware
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
Advanced Box, Inc.                                                                                          Delaware
Monarch Box, Inc.                                                                                           Delaware
Pierce Maryland, L.L.C.                                                                                     Delaware
Iron Mountain Canada Corporation                                                                            Nova Scotia
 .    Pierce Leahy Command Box Company                                                                       Nova Scotia
 .    Docuguard Holdings Limited(6)                                                                          Cypress
 .    .   Docuguard Kft.                                                                                     Hungary
 .    .   Docuguard CR-s.r.o.(7)                                                                             Czech Republic
Archivex Limited                                                                                            Nova Scotia
 .    Archivex Box Company Limited                                                                           Alberta
Pierce Leahy Europe Limited                                                                                 United Kingdom
 .    Silver Sky                                                                                             Jersey
 .    Datavault Holdings Limited                                                                             United Kingdom
 .    .   Datavault Limited(8)                                                                               Scotland
 .    .   .    Datavault (NW) Limited                                                                        Scotland
 .    .   .    Datavault (SW) Limited                                                                        United Kingdom
Eurostorage Dossier en Arche f beheer BV(9)                                                                 Netherlands
Sabero Pierce Archive Limited(10)                                                                           India
Pierce Leahy Chile S.A.(11)                                                                                 Chile
 .    Pierce Leahy Peru(12)                                                                                  Peru
PLRH, Inc.                                                                                                  Pennsylvania
Upper Providence Venture I, L.P.(13)                                                                        Pennsylvania
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(1) Iron Mountain Mexico, S.A. de R.L. de C.V. is owned 99.9% by Iron
Mountain Global, Inc. and 0.1% by Iron Mountain Global, LLC.

(2) SAC is owned 50.1% by Iron Mountain Mexico, S.A. de R.L. de C.V. and
49.9% by Padilla & Perez, Sistemas de Archivos S.A. de C.V.

(3) IME is owned 50.1% by Iron Mountain (UK) Ltd. and 49.9% by Mentmore
Abbey PLC.

(4) Document and Information Management Services, Ltd. and Miller Data
Management Limited together own 99.9% and 0.1%, respectively, of Iron
Mountain Holdings (France), SNC.

(5) Innovator Projects, S.A. owns 70.83% of Datavault, S.A., and is party to an agreement to acquire the remainder of the stock.

(6) Iron Mountain Canada Corporation owns 25%.

(7) Docuguard Holdings Limited owns 95%.

(8) Datavault Holdings Limited owns 72.9%; Pierce Leahy Europe Limited owns
20.6%; Silver Sky owns 6.5%.

(9) Iron Mountain Incorporated owns 20%.

(10) Iron Mountain Incorporated owns an estimated 20%.

(11) Iron Mountain Incorporated owns 20%.

(12) Pierce Leahy Chile owns 38%; Iron Mountain Incorporated owns 12%.

(13) PLRH, Inc. owns 1% general partner interest. Iron Mountain Incorporated owns 54% limited partner interest.
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